Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,154,210
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,756,400
Dividend Income	100,484
Interest Income	39,394
Total Income (Loss)	$4,050,488

Expenses
General Partner Management Fees	$23,323
Professional Fees	16,745
Brokerage Commissions	384
Directors' Fees and Insurance	1,109
License Fees	583
Total Expenses	$42,144
Net Income (Loss)	$4,008,344

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/26	$44,487,522
Net Income (Loss)	4,008,344

Net Asset Value End of Month	$48,495,866
Net Asset Value Per Share (850,000 Shares)	$57.05

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596